UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2012
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2012, RF Micro Devices, Inc. (“RFMD”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among RFMD, Chameleon Acquisition Corporation, a wholly-owned subsidiary of RFMD (“Merger Sub”), Amalfi Semiconductor, Inc. (“Amalfi”), and Shareholder Representative Services LLC, solely in its capacity as the escrow representative. On the terms and subject to the conditions set forth in the Merger Agreement, the parties agreed that RFMD will acquire 100% of the outstanding equity securities of Amalfi through the merger of Merger Sub with and into Amalfi (the “Merger”). As a result of the Merger, Amalfi, as the surviving corporation, will become a wholly-owned subsidiary of RFMD. RFMD will acquire Amalfi with cash on hand for total consideration (including bonus amounts payable to certain Amalfi employees as a result of the Merger) of approximately $47.5 million, less Amalfi indebtedness (including transaction expenses) assumed or paid at closing, plus cash on hand at closing and subject to further upward or downward adjustment based on any differences between Amalfi's closing net working capital and a target amount set forth in the Merger Agreement. The Merger is expected to close on November 9, 2012.

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Merger Agreement provides for a $5 million combined escrow fund and bonus holdback as the sole source of RFMD's indemnification for Amalfi's breach of representations and warranties (other than certain fundamental representations). RFMD will cause Amalfi, as the surviving corporation, to maintain and honor all director and officer indemnification obligations under RFMD's governing documents and other agreements for a period of six years after the closing of the Merger.

The parties' obligations to consummate the transactions contemplated by the Merger Agreement are subject to, among other things, the adoption of the Merger Agreement and approval of the Merger by the Amalfi stockholders. Amalfi's obligations to consummate the transactions contemplated by the Merger Agreement are subject to additional conditions, including but not limited to RFMD entering into agreements with employees of Amalfi obligating RFMD to issue restricted stock units or retention bonuses. RFMD's and Merger Sub's obligations to consummate the transactions contemplated by the Merger Agreement are also subject to additional conditions, including but not limited to five key employees of Amalfi entering into offer letters with RFMD (or Amalfi as the surviving corporation in the Merger) prior to closing of the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:	/s/Barry D. Church
Barry D. Church
Vice President and Corporate Controller

Date:    November 8, 2012